SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): March 6, 2006

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Advantage Capital Development Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-17634	87-0217252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19066 N.E. 29th Avenue, Aventura, FL 33180

(Address of Principal Executive Offices)(Zip Code)

(305) 749-1186

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 6, 2006, Advantage Capital Development Corp. issued a press release announcing the details of a special stock dividend distribution declared by its board of directors of one of its portfolio companies, Global IT Holdings, Inc., (Pink Sheets: GBTH) to current Advantage Capital shareholders. Advantage Capital issued a dividend of 331,799,021 of its common shares of Global IT Holdings, Inc. to Advantage Capital’s shareholders of record on February 20, 2006 pro rata that held greater than 1,000 shares of Advantage Capital common stock. All shareholders of record holding 1,000 shares or less of Advantage Capital’s common stock shall be entitled to receive a cash dividend equal to the value of the stock dividend that they would otherwise have been entitled to receive. For every share of Advantage Capital Development Corp. held, Advantage Capital shareholders that hold greater than 1,000 shares of Advantage Capital common stock received 16.1471285 shares of Global IT Holdings, Inc.

Advantage Capital, which owned 22.5 percent of Global IT Holdings, Inc. prior to the dividend, will retain a 9.9 percent stake in the IT staffing holding company.

Global IT Holdings, Inc. is a Nevada holding company with operations in New York which was created to acquire targeted IT staffing firms. The Company’s current holdings include Platinum IT Consulting, Inc. and its associated company, Parker Clark Data Processing. These two companies, which have served the New York and New Jersey markets for 25 years, have combined annual revenues in excess of $5 million. For additional information go to www.platinumit.com

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b) Exhibits
Number	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANTAGE CAPITAL DEVELOPMENT CORP.

By:	/s/Jeff Sternberg
Jeff Sternberg, President

March 6, 2006